      As Filed With the Securities and Exchange Commission on May 28, 1999

                                                           Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           BRIDGFORD FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                   95-1778176
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                1308 NORTH PATT STREET, ANAHEIM, CALIFORNIA 92801
                       (Address of Principal Executive Offices) (Zip Code)

                            ------------------------

                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            ------------------------

                          Allan L. Bridgford, Chairman
                           Bridgford Foods Corporation
                             1308 North Patt Street
                            Anaheim, California 92801
                     (Name and address of agent for service)

                                 (714) 526-5533
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Michael E. Flynn, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                       Proposed Maximum      Proposed Maximum
Title of Securities   Amount To Be         Offering         Aggregate Offering        Amount of
 To Be Registered      Registered      Price Per Share            Price            Registration Fee
===================================================================================================
   Common Stock,
  $1.00 par value     900,000 shares      $10.344(1)           $9,309,600(1)           $2,588.07
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock as reported on the system of the Nasdaq National Market on May 24, 1999 which was $10.344 per share.




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                             Exhibit Index on Page 6
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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 30, 1998, containing its audited financial statements for the fiscal year ended October 30, 1998.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        (a) As permitted by Section 204(a)(10) of the California General Corporation Law ("CGCL"), the Registrant's Restated Articles of Incorporation provide that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) per CGCL section 310, any improper transactions between a director and the Registrant in which the director has a material financial interest or (vii) per CGCL section 316, any unlawful distributions to the shareholders of the Registrant or any unlawful loan of money or property to, or a guarantee of the obligation of, any director or officer of the Registrant.



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        (b)    In addition, pursuant to Sections 204(a)(11) and 317 of the CGCL, officers and directors may be indemnified in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Restated Articles of Incorporation of the Registrant authorize the Registrant to provide indemnification of its officers, directors and agents for breach of duty to the Registrant and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations. The Registrant has in place liability insurance for its officers and directors.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8.  Exhibits.

        The following exhibits are filed as part of this registration statement:

        Number               Description
        ------               -----------
         4.1      1999 Stock Incentive Plan and Form of Stock Option Agreement.

         5.1      Opinion of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation, Counsel to the Registrant.

        23.1      Consent of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1).

        23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

        24.1 Power of Attorney (included on signature page to this registration statement).

Item 9.  Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



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Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 27th day of May, 1999.


                                       BRIDGFORD FOODS CORPORATION


                                       By: /s/  Allan L. Bridgford
                                           -------------------------------------
                                           Allan L. Bridgford, Chairman


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Bridgford Foods Corporation do hereby constitute and appoint Allan L. Bridgford our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                         Title                      Date
/s/  Allan L. Bridgford                  Chairman                   May 27, 1999
--------------------------------
Allan L. Bridgford

/s/  Robert E. Schulze                   President                  May 10, 1999
--------------------------------
Robert E. Schulze

/s/  Hugh Wm. Bridgford                  Vice President             May 10, 1999
--------------------------------
Hugh Wm. Bridgford

/s/  Paul A. Gilbert                     Director                   May 10, 1999
--------------------------------
Paul A. Gilbert

/s/  John W. McNevin                     Director                   May 10, 1999
--------------------------------
John W. McNevin

/s/  Steven H. Price                     Director                   May 10, 1999
--------------------------------
Steven H. Price

/s/  Norman V. Wagner II                 Director                   May 10, 1999
--------------------------------
Norman V. Wagner II

/s/  Paul R. Zippwald                    Director                   May 27, 1999
--------------------------------
Paul R. Zippwald



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                                  EXHIBIT INDEX


Exhibit                                                                       Sequential
Number                                    Description                         Page Number
   4.1    1999 Stock Incentive Plan and Form of Stock Option Agreement.            7
   5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional              20
          Corporation, Counsel to the Registrant
  23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional              --
          Corporation (included in the Opinion filed as Exhibit 5.1)
  23.2    Consent of PricewaterhouseCoopers LLP, independent accountants.         21

  24.1    Power of Attorney (included on signature page to this                   --
          registration statement)









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